CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 4 to the Registration Statement (Form N-4, No. 333-163878) of Separate Account VA FF and to the inclusion of our report, dated February 28, 2014, on Separate Account VA FF (comprising, respectively, SecurePath for Life Retirement Income, SecurePath for Life 2010, SecurePath for Life 2015, SecurePath for Life 2020, SecurePath for Life 2025 and SecurePath for Life 2030) included in its Annual Report for the fiscal year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2014

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 25, 2014, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company included in the Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 333-163878) and related Prospectus of SecurePath for Life Product.

/s/ Ernst & Young, LLP

Des Moines, IA

April 30, 2014